Workstream Inc. Announces Fourth Quarter and Fiscal 2006 Year-End Results

Record fourth quarter revenue improves operating results.

Ottawa, ON, July 20, 2006 - Workstream Inc. (NASDAQ - WSTM), a provider of On-Demand Enterprise Workforce Management software, today announced its fourth quarter and fiscal 2006 year-end results for the period ended May 31, 2006. All figures are in U.S. dollars.

Total revenue for the fourth quarter was $7,844,000 compared to $7,077,000 in the prior year’s period, an increase of $767,000 or 11%. EBITDA loss for the fourth quarter of fiscal 2006 was $(743,000), or $(0.01) per share, compared to an EBITDA loss of $(3,757,000), or $(0.08) per share, in the fourth quarter of fiscal 2005. The Company’s net loss for the quarter ended May 31, 2006 was $(2,426,000), or $(0.05) per share, compared to a net loss of $(6,247,000), or $(0.13) per share, in last year’s comparable quarter.

For the fiscal year 2006, total revenue was $28,121,000 compared to fiscal year 2005 revenue of $26,819,000, an increase of $1,302,000 or 5%. For the year, the Company had EBITDA loss of $(6,297,000) or $(0.13) per share compared to EBITDA loss of $(7,391,000) or $(0.17) per share for fiscal year 2005. The net loss for fiscal year 2006 was $(12,986,000) or $(0.26) per share compared to a net loss of $(15,159,000) or $(0.35) per share for fiscal year 2005.

Commenting on the results, Michael Mullarkey, Chairman and Chief Executive Officer said, “We finished fiscal 2006 on a very strong note with record quarterly revenue, a highly functional and robust software application product set and increasing numbers of customers both interested in and selecting from our On-Demand suite of products”.

Stephen Lerch, Executive Vice President and Chief Financial and Operating Officer, added, “Our singular focus is to carry our positive market and business momentum into the next fiscal year. Fiscal 2006 was characterized by a significant investment in our software products, platform and quality, a reengineering of much of the Career Networks business and further rationalization of our operating expenses. The fourth quarter results demonstrated that those initiatives are paying off. It is our intention to continue to execute operationally while at the same time substantially grow our revenue through expansion of services to existing customers and new business.”

2006 Fourth Quarter Highlights:

The following highlights were announced or occurred since Workstream Inc.’s last quarterly earnings statement:

•	Workstream and ExcellerateHRO Sign Distribution Agreement for TalentCenter offering;

•	Workstream launches Workstream Compensation 6.0, Pay for Performance suite,

•	Workstream launches Development 6.0; a robust succession planning and organizational charting product

•	Workstream TalentCenter Hosted Services Meet SAS 70 Standards for Data Security and Hosting Services

•	Workstream deploys Third Brigade’s Intrusion Prevention System (IPS)

Management will host a conference call at 5:00 p.m. ET on Thursday, July 20, 2006. The dial in number to participate in the call is 866-898-9626 for North American participants and 800-8989-6323 for those outside of North America. The instant replay number for the call will be available until July 27, 2006 by calling 800-408-3053 access code 3191880#.

EBITDA and EBITDA per share are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies. Workstream defines EBITDA as earnings or loss before interest, taxes, depreciation amortization and non-recurring goodwill impairment. Included, following the financial statements, is a reconciliation of net loss to EBITDA loss and EBITDA per share that should be read in conjunction with the financial statements.

About Workstream Inc.

Workstream provides enterprise workforce management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream’s TalentCenter provides a unified view of all Workstream products and services including Recruitment, Benefits, Performance, Compensation, Rewards, Development and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. Workstream services customers including Chevron, The Gap, Home Depot, Kaiser Permanente, Motorola, Nordstrom, Samsung, Sony Music Canada, VISA and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

For more information contact:

1.1  Investor Relations:
Matt Middendorf
Workstream Inc.
Tel: 866-953-8800 ext. 888
Email: investorrelations@workstreaminc.com

WORKSTREAM INC.

CONSOLIDATED BALANCE SHEETS

	May 31, 2006	May 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$4,577,040	$11,811,611
Restricted cash	3,095,348	3,063,368
Short-term investments	302,197	312,322
Accounts receivable, net	3,100,779	3,409,654
Prepaid expenses and other assets	527,876	648,539
Total current assets	11,603,240	19,245,494
Property and equipment, net	1,789,739	1,224,332
Other assets	87,468	89,570
Acquired intangible assets, net	8,067,423	12,814,525
Goodwill	44,721,859	42,283,442

TOTAL ASSETS	$66,269,729	$75,657,363

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,690,388	$2,520,038
Accrued liabilities	2,132,470	1,568,306
Line of credit	2,537,246	2,326,612
Accrued compensation	1,073,239	1,005,950
Notes payable	558,776	1,530,000
Current portion of long-term obligations	337,517	208,966
Deferred revenue	3,360,766	3,288,964
Total current liabilities	12,690,402	12,448,836
Long-term obligations	288,269	192,258
Deferred revenue	268,727	77,156
Total liabilities	13,247,398	12,718,250

Commitments and contingencies	—	—

STOCKHOLDERS’ EQUITY
Common stock, no par value: 50,960,845 and 49,182,772 shares issued and outstanding, respectively	111,991,328	109,019,358
Additional paid-in capital	7,547,393	7,506,376
Accumulated other comprehensive loss	(871,781)	(928,303)
Accumulated deficit	(65,644,609)	(52,658,318)
Total stockholders’ equity	53,022,331	62,939,113

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$66,269,729	$75,657,363

WORKSTREAM INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months ended May 31,		Year ended May 31,
	2006	2005	2006	2005

Enterprise Workforce Services	$5,366,949	$4,885,344	$20,157,009	$17,862,949
Career Networks	2,476,734	2,191,556	7,963,653	8,955,638
Revenues, net	7,843,683	7,076,900	28,120,662	26,818,587
Cost of revenues (exclusive of amortization and depreciation expense noted below)	1,737,514	1,778,127	7,808,115	7,013,980
Gross profit	6,106,169	5,298,773	20,312,547	19,804,607

Operating expenses:
Selling and marketing	2,054,764	2,034,319	6,934,056	7,210,996
General and administrative	3,188,182	6,099,723	14,253,037	17,837,777
Research and development	1,606,190	921,930	5,422,309	2,147,251
Amortization and depreciation	1,653,672	2,477,754	6,684,880	8,534,715
Total operating expenses	8,502,808	11,533,726	33,294,282	35,730,739

Operating loss	(2,396,639)	(6,234,953)	(12,981,735)	(15,926,132)

Interest and other income	45,948	63,681	223,722	189,851
Interest and other expense	(51,766)	(57,880)	(163,504)	(234,451)
Other income (expense), net	(5,818)	5,801	60,218	(44,600)

Loss before income tax	(2,402,457)	(6,229,152)	(12,921,517)	(15,970,732)
Recovery of deferred income taxes	—	—	—	847,920
Current income tax expense	(23,428)	(17,770)	(64,774)	(36,163)
NET LOSS FOR THE PERIOD	$(2,425,885)	$(6,246,922)	$(12,986,291)	$(15,158,975)

Weighted average number of common shares outstanding	50,938,164	48,824,747	49,827,925	43,461,514

Basic and diluted net loss per share	$(0.05)	$(0.13)	$(0.26)	$(0.35)

WORKSTREAM INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	2006	2005
Cash provided by (used in) operating activities:
Net loss for the year	$(12,986,291)	$(15,158,975)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization and depreciation	6,684,880	8,534,715
Leasehold inducement amortization	(53,835)	(40,100)
Non-cash interest on convertible notes and notes payable	—	53,746
Provision for bad debt	159,704	577,362
Recovery of deferred income taxes	—	(847,920)
Non-cash compensation and payments to consultants	226,326	210,296
Change in long-term portion of deferred revenue	191,571	77,156
Net change in operating components of working capital:
Accounts receivable	1,119,129	(430,955)
Prepaid expenses and other assets	(13,215)	663,145
Accounts payable and accrued liabilities	661,216	(2,828,592)
Deferred revenue	(899,111)	250,064
Net cash used in operating activities	(4,909,626)	(8,940,058)

Cash provided by (used in) investing activities:
Purchase of property and equipment	(682,702)	(333,799)
Cash paid for business combinations	(500,000)	(8,838,592)
(Increase)/decrease in restricted cash	319,856	(196,811)
Sale (purchase) of short-term investments	50,293	98,659
Net cash used in investing activities	(812,553)	(9,270,543)

Cash provided by (used in) financing activities:
Proceeds from issuance of common stock and warrants	—	24,993,989
Costs related to the registration and issuance of common stock	—	(904,051)
Repayment of long-term obligations	(1,712,286)	(1,050,292)
Proceeds from exercise of options and warrants	304,170	2,383,703
Line of credit, net activity	(90,863)	186,289
Net cash (used in) provided by financing activities	(1,498,979)	25,609,638

Effect of exchange rate changes on cash and cash equivalents	(13,413)	74,108

Net (decrease) increase in cash and cash equivalents	(7,234,571)	7,473,145
Cash and cash equivalents, beginning of year	11,811,611	4,338,466

Cash and cash equivalents, end of year	$4,577,040	$11,811,611

WORKSTREAM INC.

UNAUDITED RECONCILIATION OF EARNINGS OR LOSS
BEFORE INTEREST, DEPRECIATION, AMORTIZATION (EBITDA)

	Three Months ended May 31,		Year ended May 31,
	2006	2005	2006	2005

Net loss, per GAAP	$(2,425,885)	$(6,246,922)	$(12,986,291)	$(15,158,975)
Recovery of deferred income taxes	—	—	—	(847,920)
Income tax expense	23,428	17,770	64,774	36,163
Interest and other expense	51,766	57,880	163,504	234,451
Interest and other income	(45,948)	(63,681)	(223,722)	(189,851)
Amortization and depreciation	1,653,672	2,477,754	6,684,880	8,534,715
EBITDA (loss)	$(742,967)	$(3,757,199)	$(6,296,855)	$(7,391,417)

Weighted average number of common shares outstanding	50,938,164	48,824,747	49,827,925	43,461,514

Basic and diluted loss per share, per GAAP	$(0.05)	$(0.13)	$(0.26)	$(0.35)

Basic and diluted EBITDA loss per share	$(0.01)	$(0.08)	$(0.13)	$(0.17)